Exhibit 5.1

Virginia K. Sourlis, Esq., MBA	The Courts of Red Bank
Philip Magri, Esq.+	130 Maple Avenue, Unit 9B2
Red Bank, New Jersey 07701
(732) 530-9007 Fax (732) 530-9008
www.SourlisLaw.com
* Licensed in NJ	Virginia@SourlisLaw.com
+ Licensed in NY

September 27, 2012

Board of Directors

Q Holdings, Inc.

615 Arapeen Drive, Suite 102

Salt Lake City, UT 84108

Re:	6,035,443 Shares of Common Stock
Registration Statement on Form S-8
Amended and Restated Q Therapeutics 2002 Stock Incentive Plan
Q Therapeutics 2011 Equity Incentive Compensation Plan

Ladies and Gentlemen:

We have acted as special legal counsel for Q Holdings, Inc., Delaware corporation (the “Company”), and are rendering this legal opinion in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 6,035,443 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company consisting of (i) 4,157,914 Shares issuable under the Company’s “Amended and Restated Q Therapeutics 2002 Stock Incentive Plan” (the “2002 Plan”) and (ii)1,877,529 Shares issuable under the Company’s “Q Therapeutics 2011 Equity Incentive Compensation Plan” (the “2011 Plan” and together with the 2002 Plan, the “Plans”). To date, 1,233,403 Shares of Common Stock have been issued upon the exercise of options granted under the 2002 Plan (the “Issued Shares”).

We are familiar with the proceedings to date with respect to the Plans and the issuance of the Shares of Common Stock pursuant thereto, and have examined such records, documents and matters of law and satisfied our requirements as to such matters of fact as we have considered relevant for purposes of this opinion. In rendering the foregoing opinion, we have relied to the extent we deem such reliance appropriate as to certain matters on statements, representations and other information obtained from public officials, officers of the Registrant and other sources believed by us to be responsible.

Based on such examination, we are of the opinion that (i) the Issued Shares and the Shares issuable under the 2002 Plan and the 2011 Plan are duly authorized shares of the Company’s Common Stock, (ii) the Issued Shares are, and the Shares, when issued in accordance with the 2002 and 2011 Plans, will be, validly issued, fully paid and non-assessable shares of Common Stock of the Company, and (iii) the Issued Shares are, and the Shares if, as and when issued against receipt of the consideration therefor in accordance with the provisions of the 2002 Plan and 2011 Plan and in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable shares of capital stock of the Company.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Delaware, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Delaware. The foregoing opinion is limited to the federal laws of the United States and the corporate laws of the State of Delaware, and we are not expressing any opinion as to the effect of the laws of any other jurisdiction or to the application of the state securities or blue-sky laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in such Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ The Sourlis Law Firm